Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)

ABACUS GLOBAL MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Fees to be Paid
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(c)	831,352(1)(2)	$5.740(3)	$4,771,960.48	0.000138100.00013810	$659.01
Fees Previously Paid	Debt	9.875% Fixed Rate Senior Notes due 2028(1)	Rule 457(c)	80,096(1)(2)(4)	$25.055(5)	$2,006,805.28	0.00013810	$277.14
	Total Offering Amount					$6,778,765.76		$936.15
	Total Fees Previously Paid							$936.15
	Total Fee Offsets							-
	Net Fee Due							$0.00

Table 3: Combined Prospectuses

Security Type	Security Class Title(7)	Amount of Securities Previously Registered(8)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effectiveness Date
Equity	Common Stock, par value $0.0001 per share	8,471,413	$59,003,391.54	S-3	333-284325	February 4, 2025
Debt	9.875% Fixed Rate Senior Notes due 2028	2,495,127	$66,120,865.50	S-3	333-284325	February 4, 2025

(1)
These securities are being registered in connection with the resale by the selling securityholders of up to (i) 831,352 shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) $2,002,400 aggregate principal amount of 9.875% Fixed Rate Senior Notes due 2028 (“Notes”).

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	In accordance with Rule 457(c), based on the average of the high ($5.91) and low ($5.57) sale prices of the shares of Common Stock on The Nasdaq Capital Market on November 21, 2025.

(4)	80,096 Notes are being registered, which amounts to $2,002,400 aggregate principal amount of Notes.

(5)	In accordance with Rule 457(c), based on the average of the high ($25.08) and low ($25.03) sale prices of the Notes on The Nasdaq Capital Market on November 21, 2025.

(6)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810.

(7)
No registration fee is payable in connection with the 8,471,413 unsold shares of Common Stock and 2,495,127 unsold Notes (which amounts to $62,378,175 aggregate principal amount of Notes) that were previously registered on the Registrant’s registration statement on Form S-3 (File No. 333-284325) on February 4, 2025 (the “Initial Registration Statement”) because such securities are being transferred from the Initial Registration Statement to this Registration Statement pursuant to Rule 429 under the Securities Act.

(8)
8,471,413 unsold shares of Common Stock and 2,495,127 unsold Notes (which amounts to $62,378,175 aggregate principal amount of Notes) registered under the Initial Registration Statement are included in this Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the 2025 Registration Statement, which post-effective amendment will become effective concurrently with the Registration Statement in accordance with Section 8(c) of the Securities Act.